EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Rose Rock Midstream GP, LLC, as General Partner of Rose Rock Midstream, L.P., and the Partners of Rose Rock Midstream, L.P.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-178923), Form S-4 (File Nos. 333-198580 and 333-208195) and Form S-3 (File Nos. 333-199600, 333-186469 and 333-188635) of Rose Rock Midstream, L.P. of our report dated February 26, 2016, relating to the financial statements of White Cliffs Pipeline, L.L.C., which appears in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
February 26, 2016